UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2008, at the annual meeting of shareholders, Matthew G. DeSoto, Robert C. Grubic and Gregory M. Kerwin were elected to the Board of Directors as Class A Directors to serve until 2011. Also, the Board of Directors waived the retirement age policy for Edwin D. Schlegel and appointed him to the Board of Directors effective April 23, 2008 as a Class B Director. To assure and demonstrate strong corporate governance, the Board of Directors elected Mr. Schlegel to serve as Chairman of the Board. Mr. Schlegel will succeed Alan W. Dakey, who previously served as Chairman. Mr. Dakey will continue to serve as President and CEO of the Corporation as well as Chairman, President and CEO of Mid Penn Bank, a wholly-owned subsidiary of the Corporation. Mr. Schlegel will serve as Chairman of the Executive Committee and will also serve as a member of the Audit Committee of the Corporation. In addition, Robert C. Grubic was elected to serve as Vice-Chairman of the Board of Directors of the Corporation. Mr. Grubic was appointed to serve as Chairman of the Nominating and Corporate Governance Committee and will also serve as a member of the Compensation Committee.

A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.
(Registrant)

Dated: April 24, 2008	/s/ Alan W. Dakey
Alan W. Dakey
President and Chief Executive Officer